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                                                                    EXHIBIT 23.3


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of Key Energy Group, Inc. on Form S-3 of our report dated August 8, 1997, on our audit of the financial statements of Well-Co Oil Service, Inc. as of June 25, 1997 and for the period from July 1, 1996 to June 25, 1997, which report is included in Key Energy Group, Inc.'s current report on Form 8-K/A (Amendment No. 2) dated June 25, 1997.


                                   /s/ ROBINSON BURDETTE MARTIN & COWAN, L.L.P.

                                       Robinson Burdette Martin & Cowan, L.L.P.

Lubbock, Texas
January 21, 1998